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EX-15.1

MULTIMEDIA GAMES, INC. AND SUBSIDIARIES
LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


          RE:  MULTIMEDIA GAMES, INC.
               REGISTRATION ON FORM S-3 (File No. 333-36319)


We are aware that our reports dated February 7, 1997, May 6, 1997 and July 31, 1997, on our reviews of the interim financial information of Multimedia Games, Inc. for the periods ended December 31, 1996, March 31, 1997, and June 30, 1997, are incorporated by reference in the Prospectus constituting part of this Registration Statement on Form S-3. Pursuant to Rule 436 (C) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma

October 8, 1997